Exhibit 1(c)

SELLING AGENT AGREEMENT
by and among
General Electric Capital Corporation
and the
Agents named herein
January 23, 2009

GENERAL ELECTRIC CAPITAL CORPORATION
GE Capital* InterNotes(R)
Due From 9 Months to 60 Years from Date of Issue
SELLING AGENT AGREEMENT
as of January 23, 2009

          To the Agents listed on the signature page hereto:

          General Electric Capital Corporation, a Delaware corporation (the “Company”), and Banc of America Securities LLC, Incapital LLC, Charles Schwab & Co., Inc., Citigroup Global Markets, Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Securities, LLC (collectively, the “Agents”) are entering into this Selling Agent Agreement dated January 23, 2009 (this “Selling Agreement”) with respect to the issue and sale by the Company of its GE Capital* InterNotes(R) (the “Notes”).

          The Notes are to be issued pursuant to the Third Amended and Restated Indenture dated as of February 27, 1997, between the Company and The Bank of New York Mellon, as successor trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of May 3, 1999, the Second Supplemental Indenture dated as of July 2, 2001, the Third Supplemental Indenture dated as of November 22, 2002 and the Fourth Supplemental Indenture dated as of August 24, 2007 (as supplemented, the “Indenture”). The Company has initially appointed the Trustee, at its corporate trust office in The City of New York, as the registrar (the “Registrar”) for the Notes. The Company has authorized the issuance of Notes to and through the Agents pursuant to the terms of this Agreement. The Notes will be issued in registered form. Each Note will be represented by either a global security in registered form without coupons delivered to the Trustee as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC or by a certificate delivered to the holder thereof or a person designated by such holder.

*	GE Capital is a registered trademark of General Electric Company InterNotes(R) is a registered servicemark of Incapital Holdings LLC

          Subject to the terms and conditions stated herein and further subject to the understanding that nothing in this Agreement shall impair the Company’s right to sell securities with terms similar or identical to any Note independently of the continuous offering of Notes contemplated by this Agreement, the Company hereby (i) appoints the Agents as agents of the Company for the purpose of soliciting purchases of the Notes and each Agent agrees to use its reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such time and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with Incapital LLC (the “Purchasing Agent”), (ii) agrees that whenever the Company determines from time to time to sell Notes pursuant to this Agreement, it will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of Section 2(c) hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers (the “Selected Dealers”), each of whom will purchase as principal, and (iii) reserves the right from time to time to appoint one or more additional firms registered as broker/dealers under the Securities Exchange Act of 1934, as amended (the “1934 Act”), to solicit purchases of Notes through the Purchasing Agent; provided, however, that such sales will be made on terms substantially the same as those contained in this Agreement and any such additional firm will receive the applicable concession thereon determined in accordance with this Agreement. Any such additional firm designated by the Company pursuant to clause (iii) above shall be considered an Agent hereunder for all purposes with respect to each transaction with respect to which such appointment is made.

          An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”) in respect of the Notes has been filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof. The registration statement has become effective pursuant to the rules and regulations promulgated by the Commission under the 1933 Act (the “1933 Act Regulations”) and the Indenture was filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Company has filed pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the offering of the Notes (the “Prospectus Supplement”) and will file particular pricing supplements for each particular offering of a tranche of Notes. The term “Registration Statement” as used with respect to a particular tranche of Notes, means the registration statement, as deemed revised at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act as such section applies to the Company and the Agents for such offering of a tranche of Notes pursuant to Rule 430B(f)(1) and Rule 430B(f)(2) under the 1933 Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the 1933 Act, to be part of the Registration Statement at the Effective Time. The term “Basic Prospectus” means the prospectus included in the Registration Statement exclusive of any supplement filed pursuant to Rule 424. The Basic Prospectus, as supplemented by the Prospectus Supplement, is referred to herein as the “Program Prospectus”. Prior to the determination of the final terms of a particular tranche of Notes the term “Prospectus” means the Program Prospectus, and after such determination, such document plus a supplement in substantially the form attached hereto as Exhibit A (the “Pricing Supplement”) prepared for the sale of the particular tranche of Notes and including a description of the final terms of such tranche of Notes and the terms of the offering thereof. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to a tranche of Notes together with the Program Prospectus. The term “Permitted Free Writing Prospectus” as used herein means a preliminary pricing supplement and any documents attached as Schedule II to the applicable Terms Agreement for a tranche of Notes. The “Pricing Effective Time” as used herein shall occur when either (i) a Permitted Free Writing Prospectus with the final terms of the offering and either the Program Prospectus or a Preliminary Prospectus, or (ii) the Pricing Supplement, prepared by the Company, and the Program Prospectus, shall be made available to the Agents for electronic delivery to purchasers (the documentation in (i) or (ii), as applicable, in the aggregate, the “Pricing Disclosure Material”).

                    SECTION 1. REPRESENTATIONS AND WARRANTIES

                    (a) The Company represents and warrants to each Agent as of the date of this Agreement (the “Commencement Date”), as of the date of each acceptance by the Company of an offer for the purchase of Notes at the Pricing Effective Time as of the date of the closing of each sale of Notes (the date of each such sale being referred to herein as a “Settlement Date”), and as of the times referred to in Section 6(a) hereof (each of the times referenced above being referred to herein as a “Representation Date”), as follows:

          (i) each document filed by the Company pursuant to the 1934 Act which is incorporated by reference in the Prospectus or any Permitted Free Writing Prospectus complied in all material respects, when so filed with the 1934 Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus will comply, in all material respects, when so filed with the 1934 Act rules and regulations;

          (ii) the Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus (and any amendments and supplements thereto, other than amendments or supplements relating solely to securities other than the Notes) will on the applicable Representation Date comply, in all material respects, with the 1933 Act and the applicable rules and regulations of the Commission thereunder;

          (iii) at the Commencement Date, the Registration Statement did not, and at the Effective Time the Registration Statement did not or will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus on the Commencement Date did not, and on the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iv) there has been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus (excluding any amendments or supplements to the Prospectus since the relevant Pricing Effective Time, if any);

          (v) the aggregate principal amount of the Company’s Notes outstanding at any one time will not exceed any limitation thereon which may then be in effect by action of the Board of Directors of the Company;

(vi) no event exists which would constitute an event of default under the Indenture;

          (vii) at the time made available by the Company to the Agents for electronic delivery with respect to a tranche of Notes, the “Pricing Disclosure Material”, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading:

          (viii) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the 1933 Act) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company is a “well-known seasoned issuer” as defined in Rule 405, including not being an “ineligible issuer”, in each case as defined in Rule 405 at the “determination dates” relevant to the offering and sale of Notes under the Registration Statement (as described in such definition); no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding, to the knowledge of the Company, for that purpose or pursuant to Section 8A of the 1933 Act has been initiated or threatened by the Commission; and

          (ix) the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the 1933 Act and otherwise in compliance with the 1933 Act;

except that the representations and warranties set forth in paragraphs (i), (ii), (iii) and (vii) of this Section 1(a) do not apply to statements or omissions in the Registration Statement, the Prospectus or the Pricing Disclosure Material based upon information furnished to the Company in writing by any Agent expressly for use therein.

                    (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby.

                    SECTION 2. SOLICITATIONS AND PURCHASES OF NOTES.

                    (a) The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be. For the purpose of such solicitation, the Agents will use the Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally but to be confirmed in writing) from the Company, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Agents that such solicitation may be resumed.

                    (b) Unless otherwise instructed by the Company, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed offers to purchase Notes as a whole or in part. The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit B hereto (the “Concession”); provided, however, that the Company and the Purchasing Agent may agree also to a Concession greater than or less than the percentages set forth on Exhibit B hereto; provided that in no case shall the concession exceed 8% of the initial offering proceeds. The actual aggregate Concession with respect to each tranche of Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

          Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a notice of availability (pursuant to Rule 172 of the 1933 Act) or a copy of the Pricing Disclosure Material.

                    (c) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit C (the “Procedures”), as amended from time to time. Unless otherwise provided in a Terms Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. The Agents and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and the Agents. To the extent the Procedures in effect from time to time conflict with any provision of this Agreement, the provisions of this Agreement shall govern.

                    (d) Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement in substantially the form attached as Exhibit D (a “Terms Agreement”) to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The Terms Agreement shall not be effective, and the Agents agree that no contracts of sale may be entered into by the Agents in respect of a sale of Notes as described in this section, until the Company has made the Pricing Disclosure Material available to the

Agents and the Pricing Effective Time occurs. The offering of Notes by the Company hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Company, the initial public offering price at which the Notes are proposed to be reoffered, and the Settlement Date, whether the Notes provide for a Survivor’s Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company, the Agents are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the Concession paid to you. Terms Agreements, each of which shall be substantially in the form of Exhibit D hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

                    (e) INFORMATION. The Company authorizes the Agents, in connection with their solicitation of purchases of the Notes, to use only information taken from the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and the documents incorporated therein by reference, and each of the Agents agrees that it has and will have sole responsibility for the completeness and accuracy of all other information, written or oral, furnished by such Agent and its agents and employees to purchasers and prospective purchasers of the Notes, including any free writing prospectuses prepared by or on behalf of the Agent and not required to be filed by the Company pursuant to Rule 433 under the 1933 Act.

                    (f) DELIVERY OF DOCUMENTS. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of the Agent (or, if more than one Agent is participating in any such sale, the lead Agent), or at such other location as shall be specified in the relevant Terms Agreement, on the date required for such delivery set forth in Section 5 hereof.

                    (g) REGISTERED BROKER-DEALERS. Each Agent represents that it is a broker-dealer registered under the 1934 Act.

                    (h) OBLIGATIONS SEVERAL. The Company acknowledges that the obligations of the Agents are several and, subject to the provisions of this Agreement applicable thereto, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

                    SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Agent as follows:

                    (a) NOTICE OF CERTAIN EVENTS. The Company will notify each Agent promptly (i) of the filing and effectiveness of any amendment (other than any amendment relating solely to securities other than the Notes) to the Registration Statement (including any post-effective amendment), (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus, other than prospectus supplements related to specific Note offerings and filings relating solely to securities other than the Notes, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (other than in each case amendments or supplements or information relating solely to securities other than the Notes), and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                    (b) COPIES OF REGISTRATION STATEMENT, PROSPECTUS. Upon request, the Company will deliver to each Agent a conformed copy of the Registration Statement (as originally filed) and of each amendment thereto relating to the Notes (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus). The Company will furnish to each Agent as many copies of any Permitted Free Writing Prospectus and the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales or solicitations of offers to purchase the Notes.

                    (c) REVISIONS OF PROSPECTUS — MATERIAL CHANGES. If, during such period after the first date of the public offering of the Notes as in the opinion of counsel to the Company a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is required by law to be delivered in connection with the sale of the Notes by the Purchasing Agent as principal, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or the Pricing Disclosure Material in order that the Prospectus or Pricing Disclosure Material will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made, and in order that timely information is provided pursuant to Rule 159 of the 1933 Act, or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in such Agent’s capacity as agent and to cease sales of any Notes such Agent may then own as principal. If the Company shall determine that solicitation of purchases of the Notes shall be resumed, or if on the date of the occurrence of the event necessitating an amendment of or supplement to the Prospectus an Agent holds Notes that were issued by the Company less than 90 days prior to such date, then, prior to the Company’s authorizing the Agents to resume solicitations of purchases of the Notes or prior to sales of any such Notes, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Prospectus or Pricing Disclosure Material comply with such requirements.

                    (d) PROSPECTUS REVISIONS — PERIODIC FINANCIAL INFORMATION. Promptly after the filing with the Commission of the Company’s quarterly reports on Form 10-Q with respect to each of the first three quarters of any fiscal year, the Company, upon the reasonable request of any Agent, shall make available electronically such reports to such Agent; provided, however, that if on the date of such filing the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company, and if none of the Agents shall then hold any Notes as purchased as principal from the Purchasing Agent or pursuant to a Terms Agreement, the Company shall not be obligated to make available electronically such reports until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Purchasing Agent.

                    (e) PROSPECTUS REVISIONS — AUDITED FINANCIAL INFORMATION. Promptly after the filing with the Commission of the Company’s annual report on Form 10-K including the audited financial statements of the Company for the preceding fiscal year, the Company, upon the request of any Agent, shall make available electronically such report to such Agent; provided, however, that if on the date of such filing the Agents shall have suspended solicitation of purchases of Notes pursuant to a request from the Company, and if none of the Agents shall then hold any Notes purchased as principal from the Purchasing Agent or pursuant to a Terms Agreement, the Company shall not be obligated to make available electronically such reports until such time as the Company shall determine that solicitation of purchases of Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Purchasing Agent.

                    (f) SECTION 11(a) EARNINGS STATEMENTS. The Company will make generally available to its security holders, as soon as practicable, earnings statements, which need not be audited, covering twelve month periods beginning after the “Effective Date” (as defined in Rule 158(c) under the 1933 Act) of the Registration Statement with respect to each sale of Notes that will satisfy Section 11(a) of the 1933 Act and comply with the rules and regulations thereunder.

                    (g) COPIES OF CURRENT REPORTS. The Company will make available electronically to any Agent, upon request of such Agent, promptly after the filing thereof with the Commission, its reports on Form 8-K.

                    (h) BLUE SKY QUALIFICATIONS. If required, the Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general or unlimited consent to service of process, to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to qualify any Notes for offer and sale in any jurisdiction in which the Company shall have notified the Agents prior to the distribution of such Notes that it is unable or unwilling to comply with the disclosure or reporting requirements imposed by such jurisdiction. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

                    (i) 1934 ACT FILINGS. The Company, during the period when the Prospectus (or in lieu thereof the notice referred to in Rule 173(c) under the 1933 Act) is required to be delivered under the 1933 Act, will file timely all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

                    (j) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company will (i) in respect of the Notes, promptly within the time periods specified therein, effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the 1933 Act, and (ii) take such steps as it deems necessary to ascertain promptly whether each Prospectus or Permitted Free

Writing Prospectus transmitted for filing under Rule 424 or Rule 433 of the 1933 Act, as applicable, were received for filing by the Commission and, in the event that any was not, it will promptly file the relevant Prospectus or Permitted Free Writing Prospectus, as applicable.

                    (k) FILING FEES. The Company will pay the required Commission filing fees related to the Notes within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(i) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto and any Permitted Free Writing Prospectus;

(ii) The preparation, issuance and delivery of the Notes;

(iii) The fees and disbursements of the Company’s independent public accountants and of the Trustee and its counsel;

(iv) The reasonable fees and disbursements of Davis Polk & Wardwell, counsel for the Agents;

          (v) The qualification of the Notes under securities laws in accordance with the provisions of Section 3(h), including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky Survey;

          (vi) The printing and delivery to the Agents, to the extent and in the quantities required hereby, of copies of the Registration Statement and any amendments thereto, the Pricing Disclosure Material and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

(vii) The printing and delivery to the Agents of copies of the Indenture and any Blue Sky Survey;

(viii) Any fees charged by rating agencies for the rating of the Notes;

(ix) The fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.; and

(x) Any advertising and other out-of-pocket expenses incurred with the approval of the Company.

SECTION 5. CONDITIONS OF OBLIGATIONS. Each Agent’s obligations to solicit offers to purchase the Notes, and the obligation of the Purchasing Agent to purchase Notes pursuant to any Terms Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                    (a) LEGAL OPINIONS. At the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, if called for by such Terms Agreement, the Agents shall have received the following documents:

          (i) OPINION OF COMPANY COUNSEL. The opinion of the Senior Counsel, Corporate Treasury of the Company, or other counsel satisfactory to such Agent(s), dated as of such Commencement Date or Settlement Date, in form and substance satisfactory to the Agents and counsel for the Agents, to the effect that:

(A) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

(B) The Company is duly qualified to transact business and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification.

          (C) The Indenture has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability. The Indenture has been qualified under the 1939 Act.

          (D) [For Commencement Date only: When authorized] [For Settlement Dates: The Notes have been authorized], executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by any purchaser of Notes sold through any Agent as principal pursuant to the applicable Terms Agreement between the Company and the Purchasing Agent, would be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability) and would entitle the holders thereof to the benefits of the Indenture.

(E) This Agreement, and if applicable, the Terms Agreement, has been duly authorized, executed and delivered by the Company.

          (F) Neither the execution and delivery of this Agreement nor the issuance and sale of the Notes by the Company as provided herein will (i) contravene the certificate of incorporation or by-laws of the Company or (ii) result in any violation of any of (A) the terms or provisions of any law, rule or regulation that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Agreement (other than with respect to applicable securities or Blue Sky laws, as to which such counsel need not express any opinion) or (B) the terms of any material indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound.

          (G) The statements contained in the Prospectus under the captions “Description of Notes”, “Description of Debt Securities” and “Plan of Distribution,” insofar as such statements purport to summarize certain provisions of documents (or provisions thereof) or statutes (or provisions thereof) referred to therein, fairly present the matters referred to therein.

          (H) Each document incorporated by reference in the Prospectus which was filed pursuant to the 1934 Act (except for the financial statements and schedules and other financial and statistical material contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder.

          (I) The Registration Statement is effective under the 1933 Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (J) The Registration Statement at the Effective Time and the Prospectus and any supplements and amendments thereto as of their respective effective or issue dates (except for the financial statements and schedules and other financial and statistical material contained or incorporated by reference therein or omitted therefrom and except for supplements and amendments relating only to securities other than the Notes, as to which, in each case, such counsel need express no opinion) comply as to form in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder.

          (K) Nothing has come to such counsel’s attention that would lead such counsel to believe that (except for the financial statements and schedules and other financial and statistical material contained or incorporated by reference therein or omitted therefrom, as to which counsel need not express any belief) (i) each part of the Registration Statement at the time it became effective, and if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to such date, at the time of the most recent such filing prior to the time of issuance of this opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, [and] (ii) [For Settlement Dates only: the Pricing Disclosure Material included as of the Pricing Effective Time for the Notes to be sold pursuant to the applicable Terms Agreement], and the Prospectus included as of the Commencement Date [For

Settlement Dates only: and as of the date of the Pricing Supplement relating to the Notes to be sold pursuant to the applicable Terms Agreement and the Settlement Date as the case may be,] any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) OPINION OF TAX COUNSEL TO THE COMPANY. The opinion of Tax Counsel of the Company, Cleary Gottlieb Steen & Hamilton LLP or other tax counsel satisfactory to such Agent(s) dated as of such Commencement Date or Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, confirming the accuracy of the disclosure set forth under the caption “United States Federal Tax Considerations” in the Prospectus.

          (iii) OPINION OF COUNSEL TO THE AGENTS. The opinion of Davis Polk & Wardwell, counsel to the Agents, dated as of such Commencement Date or Settlement Date, covering the matters referred to in subparagraph (i) under the subheadings (A), (C), (D), (E), (G) and (I) above and to the following effect (with appropriate modifications to reflect whether an opinion is given at the Commencement Date or the Settlement Date) (x) the Registration Statement and the Prospectus and any supplements and amendments thereto (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom and except for supplements and amendments relating only to securities other than the Notes, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder, and (y) nothing has come to the attention of such counsel that causes such counsel to believe that insofar as relevant to the offering of the Notes, (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which counsel need not express any belief) any part of the Registration Statement at the time it became effective, and if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to such date, at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Pricing Disclosure Material contained as of the Pricing Effective Time for the Notes to be sold pursuant to the applicable Terms Agreement, and the Prospectus contained, as of the Commencement Date and the date of the Pricing Supplement relating to the Notes to be sold pursuant to the applicable Terms Agreement, as the case may be, or on the Settlement Date contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) In rendering the opinion referred to in subparagraph (i) above, such counsel may state that with respect to (J) and (K) of subparagraph (i), such counsel’s opinion and belief are based upon his participation in the preparation of the Registration Statement, the Pricing Disclosure Material and the Prospectus and any amendments and supplements thereto (including documents incorporated by reference) and review and discussion of the contents thereof, but are without independent check or verification except as stated therein. In rendering the opinion referred to in subparagraph (iii) above, such counsel may state that with respect to (x) and (y) of subparagraph (iii) above, such counsel’s opinion and belief are based upon their participation in the preparation of the Registration Statement, the Pricing Disclosure Material and the Prospectus and any amendments and supplements thereto (other than documents incorporated by reference) and upon their review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as stated therein. In rendering the opinions referred to in subparagraphs (i) and (iii) above, such counsel may state that with respect to (D) and (E) of subparagraph (i) above, such counsels’ opinions, insofar as such opinions relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to the effect of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                    (b) OFFICER’S CERTIFICATE. At the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus (excluding any amendments or supplements to the Prospectus since the relevant Pricing Effective Time, if any); and the Agents shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each Settlement Date a certificate in the form of Exhibit E hereto, dated the Commencement Date or such Settlement Date and signed by an executive officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

                    (c) COMFORT LETTER. The Agents shall have received at the Commencement Date and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, a letter from KPMG LLP, independent public accountants, dated as of the Commencement Date or such Settlement Date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                    (d) OTHER DOCUMENTS. On the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

          If any condition specified in this Section shall not have been fulfilled as of the relevant date required, this Agreement and any Terms Agreement may be terminated as to any Agent by notice by such Agent to the Company at any time at or prior to the Commencement Date or the applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10 and 14 hereof shall remain in effect.

SECTION 6. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                    (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each sale of the Notes to the Purchasing Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such sale and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent or to the Agents, of the Note or Notes relating to such sale as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time);

                    (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (except for an amendment or supplement limited to information as to the offering or sale of a particular tranche of Notes) or a new Registration Statement is used by the Company with respect to the Notes, and (ii) there is filed with the Commission any annual report on Form 10-K, quarterly report on Form 10-Q or periodic report on Form 8-K incorporated by reference into the Prospectus and the Purchasing Agent reasonably requests, the Company shall furnish or cause to be furnished to the Purchasing Agent promptly a certificate in form satisfactory to the Purchasing Agent to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time or the new Registration Statement, as the case may be) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates or the new Registration Statement, as the case may be; provided, however, that the Company shall not be required to furnish any certificates to any Agents pursuant to this paragraph at a time when the Agents shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to instructions of the Company, if none of the Agents shall then hold any Notes purchased as principal from the Purchasing Agent pursuant to a Terms Agreement;

                    (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (except for an amendment or supplement limited to information as to the offering or sale of a particular tranche of Notes) or a new Registration Statement is used by the Company with respect to the Notes, the Company shall furnish or cause to be furnished promptly to the Agents a written opinion of the Senior Counsel, Corporate

Treasury and Assistant Secretary of the Company or other counsel satisfactory to the Agents, dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or the new Registration Statement, as the case may be, or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance or the new Registration Statement, as the case may be); and

                    (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or a new Registration Statement is used by the Company with respect to the Notes or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, the Company shall cause KPMG LLP promptly to furnish the Agents a letter, dated the date of filing of such amendment, supplement or document with the Commission or the date of effectiveness of such new Registration Statement, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(c) hereof; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the Agents’ reasonable judgment, such letter should cover such other information.

SECTION 7. ADDITIONAL COVENANTS OF THE AGENTS. Each Agent agrees that:

                    (a) ADVERTISING. It will not place advertisements or publish notices of any kind in any jurisdiction relating to any Notes, the offering of any Notes or any other matter relating to this Agreement without the prior written consent of the Company.

                    (b) DISCRETIONARY ACCOUNTS. It will not confirm sales of any Notes to accounts over which it exercises discretionary authority.

                    (c) BONA FIDE PURCHASER. It will not buy or hold Notes, as principal, unless such Notes are intended to be sold on the Settlement Date to a bona fide purchaser who is not an affiliate of such Agent. Notwithstanding the foregoing, nothing herein shall prohibit any Agent from creating a secondary market for the Notes.

                    (d) INTERNOTES.COM WEBSITE. The Company is not responsible for any material contained on the InterNotes.com website other than material prepared and provided to you by the Company for inclusion on the website.

                    (e) SELLING RESTRICTIONS COMPLIANCE. (i) Each Agent hereby certifies that such Agent has anti-money laundering policies and procedures in place in accordance with the requirements imposed by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, Pub. L, 107-56, 115 Stat. 380 (October 26, 2001), or any rules or regulations promulgated thereunder, and will comply with legal measures administered by the Office of Foreign Assets Control of the United States Department of the Treasury. Each Agent also certifies that such Agent has implemented an anti-money laundering compliance program pursuant to NASD Rule 3011; and (ii) Each Agent will comply with all applicable laws and regulations in each country or jurisdiction outside of the United States in or from which it purchases, offers, sells or delivers Notes or has in its possession or distributes the Prospectus for such Notes or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Company shall have no responsibility therefor.

                    (f) FREE WRITING PROSPECTUS USE. Except as otherwise agreed by the Company and specified in a Terms Agreement with respect to a particular offering of a tranche of Notes, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus, as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433 under the 1933 Act; provided, that, if so specified in the Terms Agreement or the Company shall otherwise so notify the Agents in writing, the Agent will make no offer relating to the Notes that will constitute a free writing prospectus as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus, without the prior consent of the Company. Any such material prepared by or on behalf of such Agent will only be used if it complies in all material respects with the requirement of the 1933 Act and the 1933 Act Regulations.

                    SECTION 8. INDEMNIFICATION

                    (a) INDEMNIFICATION OF THE AGENTS. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus (if used within the period set forth in Section 3(c) and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Agent expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus (including, without limitation, any preliminary prospectus supplement or preliminary pricing supplement), any Permitted Free Writing Prospectus, the Pricing Disclosure Material, or any Prospectus shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent, if a copy of the Pricing Disclosure Material or the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was provided (with notice that it contains additional or different material information) to such Agent by the Company sufficiently far enough in advance of the time of sale in order to enable such Agent to convey to the purchaser of the Notes and was not conveyed by or on behalf of such Agent to such person at or prior to the entry into the contract of sale of the Notes to such person pursuant to Rule 159 of the 1933

Act, and if the Pricing Disclosure Material or the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                    (b) INDEMNIFICATION OF COMPANY. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Agent, (i) with reference to information relating to such Agent furnished in writing by such Agent expressly for use in the Registration Statement, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus or any amendments or supplements thereto and (ii) arising from any other free writing prospectus prepared by or on behalf of such Agent, except to the extent arising from the information furnished in writing by the Company expressly for use therein.

                    (c) GENERAL. Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and

(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the issue and sale of the Notes, (ii) if the indemnifying party is an Agent, in such proportion as is appropriate to reflect the relative fault of such Agent on the one hand and the Company on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefits (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total sales price received by the Company from the sale of Notes that are the subject of the claim for indemnification (before deducting expenses) bears to the total underwriting discounts and commissions received by the Agents from sales of Notes that are the subject of the claim for indemnification. The relative fault of the Company on the one hand and of the Agents on the other shall be determined by reference to, among other things, whether the untrue statement of a fact or the omission to state a fact relates to information supplied by the Company or statements made or furnished by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i), (ii) and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the sum of (i) the total price at which any Notes, the purchase of which is the subject of the claim for indemnification and which was solicited by such Agent, were sold by the Company and (ii) the total price at which any Notes, the purchase of which is the subject of the claim for indemnification and which such Agent purchased as principal and distributed to the public, were offered to the public, exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute pursuant to this Section 9 are several, in proportion to the respective amounts of Notes solicited or purchased by each of such Agents, and not joint.

SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

          All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of the Company or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

                    SECTION 11. TERMINATION

                    (a) TERMINATION OF THIS AGREEMENT. This Agreement may be terminated as to a party for any reason, at any time by any party hereto upon the giving of 30 days’ written notice of such termination to each other party hereto; provided, however, that an Agent’s termination of this Agreement shall terminate the Agreement only between itself and the Company.

                    (b) TERMINATION OF A TERMS AGREEMENT. The Purchasing Agent may, and upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal authorities; or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Purchasing Agent or such Agent, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Notes.

                    (c) GENERAL. In the event of any such termination, no party will have any liability to the other parties hereto or to the other parties to any Terms Agreement so terminated, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the Purchasing Agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(f) hereof (except that the Company shall no longer be required to comply with the provisions of Section 3(f) after it has made generally available to its security holders an earnings statement (which need not be audited) covering a twelve-month period beginning after the date of the last sale of Notes to the Purchasing Agent under a Terms Agreement) which shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations thereunder), the provisions of Section 4 hereof, the agreements of the Agents pursuant to Section 7 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10 and 14 hereof shall remain in effect.

          SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted to the address listed on Annex A, attached hereto.

          SECTION 13. PARTIES. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation, except that purchasers of Notes sold by any Agent as agent shall be entitled to the benefits of Section 5 hereof. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 15. RELATIONSHIP. The Company and the Agents acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kathryn A. Cassidy

Name: Kathryn A. Cassidy
Title: Senior Vice President-Corporate Treasury and Global Funding Operations

CONFIRMED AND ACCEPTED,
as of the date first above written

Banc of America Securities LLC

By:	/s/ Peter J. Carbone

Name: Peter J. Carbone
Title: Vice President

Incapital LLC

By:	/s/ Joseph J. Novak

Name: Joseph J. Novak
Title: Secretary

Charles Schwab & Co., Inc.

By:	/s/ Peter Campfield

Name: Peter Campfield
Title: VP

Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden

Name: Jack D. McSpadden
Title: Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Scott Primrose

Name: Scott Primrose
Title: Authorized Signatory

Morgan Stanley & Co. Incorporated

By:	Yurij Slyz

Name: Yurij Slyz
Title: Vice President

UBS Securities LLC

By:	/s/ Don Oliver

Name: Don Oliver
Title: Executive Director

By:	/s/ Carrie L. McCann

Name: Carrie L. McCann
Title: Executive Director

Wachovia Securities, LLC

By:	/s/ Kristin Maher

Name: Kristin Maher
Title: SVP

ANNEX A
AGENT CONTACT INFORMATION

Banc of America Securities LLC
Bank of America Tower
One Bryant Park
NY1-100-03-01
New York, New York 10019
Attention: MTN Desk
Fax: (646) 855-0107

Incapital LLC
200 South Wacker Drive
Suite 3700
Chicago, Illinois 60606
Fax: (312) 379-3701

Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, California 94104
Attention: Kathryn Battles
SF345CAL-19-113
Fax: (415) 667-5090

Citigroup Global Markets Inc.
Transaction Execution Group
388 Greenwich Street, 34th Floor
New York, New York 10013
Fax: (646) 291-5209

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Global Transaction Management Group
4 World Financial Center
Floor 15
New York, New York 10080
Attention: Scott G. Primrose
Fax: (212) 449-2234

Morgan Stanley & Co. Incorporated
1585 Broadway

Annex A-1

2nd Floor
New York, New York 10036
Attention: Manager - Continuously Offered Products
Fax: (212) 761-0780
w/copy to:
1585 Broadway
29th Floor
New York, New York 10036
Attention: Peter Cooper, Investment Banking Information Center
Fax: (212) 761-0260

UBS Securities LLC
800 Harbor Boulevard, 3rd Floor
Weehawken, NJ 07086
Attention: Corporate Bond Trading
Fax: (201) 352-4452

Wachovia Securities, LLC
901 East Byrd Street
Riverfront Plaza
West Tower, 3rd Floor
Richmond, VA 23219
Attention: George Corci
Telecopier: (804) 868-2205

Annex A-2

Exhibit A
Form of Pricing Supplement

Pricing Supplement Dated: ___________	Rule 424(b)(3)

(To Prospectus Dated January 23, 2009)	File No. 333-______

Pricing Supplement No. ______________

GENERAL ELECTRIC CAPITAL CORPORATION
INTERNOTES(SM)
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

[FOR FIXED-RATE NOTES:]

								1st	1st
CUSIP	Principal	Selling	Gross	Coupon	Coupon	Coupon	Maturity	Coupon	Coupon	Survivor’s	Moody’s	S & P
Number	Amount	Price	Concession	Type	Rate	Frequency	Date	Date	Amount	Option	Rating	Rating

Fixed

[FOR FLOATING-RATE NOTES:]

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Coupon Type	Initial Interest Rate	Interest Rate Basis	Index Maturity	Spread to Interest Rate Basis	Interest Reset Dates	Maximum Interest Amount

Floating

Maturity Date	1st Coupon Date	Survivor’s Option	Moody’s Rating	S & P Rating

B-1

Redemption Information: _____________

The debt is not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program. The notes offered hereby are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Investing in these notes involves risks (See “Risk Factors” in our _______________ filed with the SEC on ____________).

General Electric Capital Corporation	Offering Dates:	General Electric Capital Corporation
	Trade Date:	GE Capital* InterNotes®
	Settle Date:	Prospectus Supplement
	Minimum Denomination/Increments:	Dated January __, 2009
Initial trades settle flat:
DTC number:

Agents: Banc of America Securities LLC, Incapital LLC, Charles Schwab & Co., Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley, UBS Securities LLC, Wachovia Securities, LLC

The issuer has filed a registration statement

A-2

(including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the issuer, Incapital Holdings LLC, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Incapital Holdings LLC at 1-312-379- 3755 or Investor Communications of the issuer at 1-203-357-3950.

* GE CAPITAL is the registered trademark of the General Electric Company. InterNotes® is a registered trademark of Incapital Holdings LLC. All rights reserved.

A-3

EXHIBIT B
DEALER AGENT PROGRAM

          The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 18 months	0.300%

18 months to less than 24 months	0.425%

24 months to less than 30 months	0.550%

30 months to less than 42 months	0.825%

42 months to less than 54 months	0.950%

54 months to less than 66 months	1.250%

66 months to less than 78 months	1.350%

78 months to less than 90 months	1.450%

90 months to less than 102 months	1.550%

102 months to less than 114 months	1.650%

114 months to less than 126 months	1.800%

126 months to less than 138 months	1.900%

138 months to less than 150 months	2.000%

150 months to less than 162 months	2.150%

162 months to less than 174 months	2.300%

174 months to less than 186 months	2.500%

186 months to less than 198 months	2.600%

198 months to less than 210 months	2.700%

210 months to less than 222 months	2.800%

222 months to less than 234 months	2.900%

234 months to less than 360 months	3.000%

360 months or greater	3.150%

B-1

EXHIBIT C
General Electric Capital Corporation
INTERNOTES
DUE FROM NINE MONTHS OR MORE FROM DATE OF ISSUE
ADMINISTRATIVE PROCEDURES

          InterNotes, due from nine months or more from date of issue are offered on a continuing basis by General Electric Capital Corporation. The Notes will be offered by Incapital LLC (the “Purchasing Agent”), Banc of America Securities LLC, Charles Schwab & Co., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Securities, LLC (collectively, the “Agents”) pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the “Selling Agent Agreement”) and one or more terms agreements substantially in the form attached to the Selling Agent Agreement as Exhibit D (each a “Terms Agreement”). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers pursuant to a Master Selected Dealer Agreement (a “Dealers Agreement”) attached to the Selling Agent Agreement as Exhibit F. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes are senior debt and have been registered with the Securities and Exchange Commission (the “SEC”). The Bank of New York Mellon is the successor trustee (the “Trustee”) for debt under a Third Amended and Restated Indenture dated as of February 27, 1997, as supplemented by the First Supplemental Indenture dated as of May 3, 1999, the Second Supplemental Indenture dated as of July 2, 2001, the Third Supplemental Indenture dated as of November 22, 2002 and the Fourth Supplemental Indenture dated as of August 24, 2007, and as supplemented from time to time, between the Company and the Trustee (as supplemented, the “Indenture”) covering the Notes. Pursuant to the terms of the Indenture, The Bank of New York Mellon also will serve as authenticating agent, issuing agent and paying agent.

          The Notes will bear interest at a fixed rate (the “Fixed-Rate Notes”) or at a floating rate (the “Floating-Rate Notes”). Each tranche of Notes will be issued in book-entry only form (“Notes”) and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

          Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

          Notes will be issued in accordance with the administrative procedures set forth in herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreement or the Prospectus and the Pricing Supplement (together, the “Prospectus”), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the SEC pursuant to Rule 424 of the 1933 Act, or in the Indenture.

Administrative Procedures for Notes

          In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated November 22, 2002 and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated April 4, 1989 and its obligations as a participant in DTC. The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:

Each Note will mature on a date (the “Maturity Date”) not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. “Maturity” when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	The Notes of each tranche will be represented by a Global Note. The Global Note will be dated and issued as of the date of its authentication by the Trustee.

Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

For other variable terms with respect to the Notes, see the Prospectus and the applicable Pricing Supplement.

Identification Numbers:

The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide the Purchasing Agent, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the Purchasing Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Purchasing Agent, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:

Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:

The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the relevant Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the

CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount or any other limit set by DTC (the “Permitted Amount”), one replacement Global Note will be authenticated and issued to represent each Permitted Amount of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See “Denominations” below).

Denominations:

Unless otherwise agreed by the Company, Notes will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of the Permitted Amount. If one or more Notes having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount of principal or face amount of such Note or Notes and an additional Global Note will be Issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:

GENERAL. Each Note will bear interest in accordance with its terms. Interest on each Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor’s Corporation.

Each Note will bear interest from, and including, its Original Issue Date at the rate or in accordance with the interest rate formula set forth thereon and in the applicable Pricing Disclosure Material and Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full, in accordance with the terms of such Note. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or in connection with the exercise of the Survivor’s Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Except as set forth hereafter, each payment of interest on a Note will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity. Any payment of principal, and premium, if any, or interest required to be made on a Fixed-Rate Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of any such delayed payment. If any Interest Payment Date for a Floating-Rate Note (other than an Interest Payment Date that falls on the date of Maturity) would otherwise be a day that is not a Business Day, then the Interest Payment Date will be postponed to the following day which is a Business Day, except that in the case of a Floating-Rate Note that is a LIBOR Note, if this Business Day falls in the next succeeding calendar month, then the Interest Payment Date will be the immediately preceding Business Day. If the date of Maturity of a Floating-Rate Note falls on a day that is not a Business Day, the required payment of principal and any premium or interest need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no additional interest will accrue as a result of such delay in payment. In the case of a Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for Fixed-Rate Notes will be as follows: (a) for monthly interest payments, the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Fixed-Rate Note is issued; (b) for quarterly interest payments, the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Fixed-Rate Note is issued; (c) for semi-annual interest payments, the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Fixed-Rate Note is issued; and (d) for annual interest payments, the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Fixed-Rate Note is issued.

Unless otherwise agreed upon, interest will be payable, in the case of Floating-Rate Notes with a daily, weekly or monthly Interest Reset Date, on a date that occurs in each month, as specified in the applicable Pricing Supplement; in the case of Notes with a quarterly Interest Reset Date, on a date that occurs in each third month, as specified in the applicable Pricing Supplement; in the case of Notes with a semi-annual Interest Reset Date, on a date that occurs in each of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Notes with an annual Interest Reset Date, on a date that occurs in one month of each year, as specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed-Rate Note shall be the first day of the calendar month in which such Interest Payment Date occurred (whether or not a Business Day), except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Floating–Rate Note shall be the fifteenth calendar day immediately preceding such Interest Payment Date, whether or not such day is a Business Day, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Calculation of Interest:

Fixed-Rate Notes: Interest on the Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 1998 to April 1, 1999 equals 6 months and 0 days, or 180 days; the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 1998 to April 1, 1999 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

Floating-Rate Notes: The interest rate on each Floating–Rate Note will be calculated by reference to the specified interest rate basis or formula,

plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as set forth in the applicable Pricing Disclosure Material or Pricing Supplement. The “Spread” is the number of basis points specified by the Company on the Floating–Rate Note to be added to or subtracted from the base rate. The “Spread Multiplier” is the percentage specified by the Company on the Floating–Rate Note by which the base rate is multiplied in order to calculate the applicable interest rate.

Accrued interest on Floating–Rate Notes is calculated by multiplying the principal amount of a Floating–Rate Note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the applicable Pricing Supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

(a) for Floating–Rate Notes based on the federal funds rate, LIBOR, the prime rate, or any other floating rate other than the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

(b) for Floating–Rate Notes based on the treasury rate, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All dollar amounts used in or resulting from any calculation on Floating–Rate Notes will be rounded to the nearest cent with one–half cent being rounded upward. Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation with respect to a Floating–Rate Note will be rounded, if necessary, to the nearest one hundred–thousandth of a percent, with five one–millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

Business Day:

“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any weekday that is (1) not a legal holiday in New York, New York, (2) not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed and (3) with respect to a Floating-Rate Note based on LIBOR, a London Banking Day. A “London Banking Day” means any day in which commercial banks are open for business (including dealings in U.S. dollars) in London, England.

Payments of Principal and Interest:

PAYMENTS OF PRINCIPAL AND INTEREST. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest

Payment Date (other than an Interest Payment Date coinciding with a Maturity Date), if then known, and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment.” If any Interest Payment Date for a Floating-Rate Note (other than an Interest Payment Date that falls on the date of Maturity) would otherwise be a day that is not a Business Day, then the Interest Payment Date will be postponed to the following day which is a Business Day, except that in the case of a Floating-Rate Note that is a LIBOR Note, if this Business Day falls in the next succeeding calendar month, then the Interest Payment Date will be the immediately preceding Business Day.

PAYMENTS ON THE MATURITY DATE. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest, if then known, to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment.” If the date of Maturity of a Floating-Rate Note falls on a day that is not a Business Day, the required payment of principal and any premium or interest need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no additional interest will accrue as a result of such delay in payment. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and dispose of such Global Note in accordance with the Indenture and so advise the Company.

MANNER OF PAYMENT. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Prior to 10:00 a.m., New York City time, on the date of Maturity or as soon as practicable thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:

The Company and the Agents will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”) or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

The Purchasing Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers. Offering of Notes: In the event that there is a Posting, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selected Dealers, will solicit offers to purchase the Notes accordingly.

Purchase of Notes by the Purchasing Agent:	The Purchasing Agent will, no later than 12:00 noon (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and Rejection of Orders:

Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selected Dealers of the action taken by the Company.

Preparation of Pricing Supplement:

If any offer to purchase a Note is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit A) reflecting the terms of such Note and will have filed such Pricing Supplement with the SEC in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Purchasing Agent and the Trustee by 3:00 p.m. (New York City Time) on the applicable Trade Day. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Note and the Trustee at the following applicable address:

IF TO BANC OF AMERICA SECURITIES LLC, TO:
One Bryant Park
New York, New York 10019
NY1-100-03-01

Attention: MTN Desk
Telephone: (646) 855-6433
Telecopier: (646) 855-0107

IF TO INCAPITAL LLC, TO:
200 South Wacker Drive
Suite 3700
Chicago, Illinois 60606
Telephone: (312) 379-3700
Telecopier: (312) 379-3701

IF TO CHARLES SCHWAB & CO., INC., TO:
Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, California 94101
Attention: Kathryn Battles SF345CAL-19-113
Telephone: (415) 667-5176
Telecopier: (415) 667-5090

IF TO CITIGROUP GLOBAL MARKETS, INC., TO:
Citigroup Global Markets Inc.
Transaction Execution Group
388 Greenwich Street, 34th Floor
New York, New York 10013
Telephone: (212) 816-1135
Fax: (646) 291-5209

IF TO MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, TO:
Merrill Lynch Production Technologies
44B Colonial Drive
Piscataway, New Jersey 08854
Attention: Prospectus Operations/ Nachman Kimerling
Telephone: (732) 885-2768
Telecopier: (732) 885-2774/5/6
email: mtnsuppl@na2.us.ml.com

IF TO MORGAN STANLEY & CO. INCORPORATED, TO:
1585 Broadway
2nd Floor
New York, New York 10036
Attention: MTN Trading Desk, Carlos Cabrera
Telephone: (212) 761-4000
Telecopier: (212) 761-0780

IF TO UBS SECURITIES LLC, TO:
800 Harbor Boulevard, 3rd Floor
Weehawken, NJ 07086
Attention: Corporate Bond Trading
Telephone: (201) 352-7150
Telecopier: (201) 352-4452

IF TO WACHOVIA SECURITIES, LLC, TO:
901 East Byrd Street
Riverfront Plaza
West Tower, 3rd Floor
Richmond, VA 23219
Attn: George Corci
Telecopier: (804) 868-2205

AND IF TO THE TRUSTEE, TO:
The Bank of New York Mellon
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Finance
Telephone: (212) 815-5708
Telecopier: (212) 815-5704

Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, will deliver to the purchaser a notice of availability (pursuant to Rule 172 of the 1933 Act) or cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:

Subject to “Suspension of Solicitation; Amendment or Supplement” below, the Agents will deliver to the purchaser a notice of availability (pursuant to Rule 172 of the 1933 Act) or deliver a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it.

For each offer to purchase a Note accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of such Note, the amount being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company. In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to the purchaser a notice of availability (pursuant to Rule 172 of the 1933 Act) or deliver to investors purchasing the Notes the Prospectus (including the Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Note.

Settlement:

The receipt of immediately available funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute “Settlement” with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:

In the event of a purchase of Notes by any Agent, as agent, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Note sold by an Agent, as principal for the Company, shall be as follows:

A.

After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the “Note Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

	1.	Principal amount of the purchase;

	2.	Whether the Note is a Fixed−Rate Note or a Floating−Rate Note.

		(a)	Fixed−Rate Notes:

(i) Interest Rate,

(ii) Interest Payment Dates, and

(iii) Regular Record Dates.

		(b)	Floating−Rate Notes:

(i) Base Rate or Rates,

(ii) Initial Interest Rate,

(iii) Spread and/or Spread Multiplier, if any,

(iv) Interest Reset Date or Dates,

(v) Interest Reset Period,

(vi) Interest Payment Dates,

(vii) Regular Record Dates,

(viii) Index Maturity,

(ix) Maximum and Minimum Interest Rates, if any, and

(x) Calculation Agent.

(c)

Floating-Rate Notes for which the amount of principal, premium, if any, interest or other amounts payable, if any, is determined by reference, either directly or indirectly, to the price, performance or levels of one or more securities, currencies or composite currencies, commodities, interest rates, inflation rates, stock indices or other indices or formulae:

(i) Base Rate(s),

(ii) Initial Reset Dates,

(iii) Spread and/or Spread Multiplier, if any,

(iv) Underlying index, credit or formula,

(v) Interest (or Other Amounts Payable) Reset Dates(s),

(vi) Interest (or Other Amounts Payable) Reset Period,

(vii) Interest (or Other Amounts Payable) Payment Dates(s),

(viii) Regular Record Dates, if any,

(ix) Maximum and Minimum Interest Rates, if any,

(x) Calculation Agent, and

(xi) Whether the Notes will be convertible or exchangeable and, if so, the terms of such conversion or exchange;

3.	Interest Payment Frequency;

4.	Settlement Date;

5.	Maturity Date;

6.	Price to Public;

7.	Purchasing Agent’s commission determined pursuant to Section IV(a) of the Selling Agent Agreement;

8.	Net proceeds to the Company;

9.	Trade Date;

10.	If a Note is redeemable by the Company or repayable by the Noteholder, such of the following as are applicable:

(i) The date on and after which such Note may be redeemed/repaid (the “Redemption/Repayment

Commencement Date”),

(ii)

Initial redemption/repayment price (% of par), and (iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

	11.	Whether the Note has a Survivor’s Option;

	12.	DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

	13.	Such other terms as are necessary to complete the applicable form of Note.

B.

The Company will confirm the previously assigned CUSIP number to the Global Note representing such Note and then advise the Trustee and the Purchasing Agent by telephone, or by telecopier or other form of electronic transmission (confirmed in writing at anytime on the same date) of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

C.	The Trustee will communicate to DTC and the Purchasing Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

	1.	The information received in accordance with Settlement Procedure “A”.

	2.	The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

	3.	The initial Interest Payment Date for such Note, number of

days by which such date succeeds the related DTC record date (which term means the Regular Record Date) (or, in the case of Floating-Rate Notes, which reset daily or weekly, the date five calendar days preceding the Interest Payment Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee, as calculation agent and paying agent).

	4.	The CUSIP number of the Global Note representing such Notes.

	5.	The frequency of interest.

	6.	Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

D.	DTC will credit such Note to the participant account of the Trustee maintained by DTC.

E.	The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

F.	The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

G.

The Trustee will enter deliver orders through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the participant account of the Purchasing Agent maintained by DTC and (ii) debit the settlement account of the Purchasing Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.

The Purchasing Agent will enter deliver orders through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent’s participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by

DTC, in an amount equal to the price of the Note less the agreed upon commission so credited to their accounts.

I.	Transfers of funds in accordance with deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with operating procedures in effect on the Settlement Date.

J.

The Trustee will credit to an account of the Company maintained at The Bank of New York Mellon funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

K.	The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

L.

Each Agent and Selected Dealer will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

M.

Each Business Day, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:

In the event of a purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

PROCEDURE TIME

A	4:00 p.m. on the Trade Day.

B	5:00 p.m. on the Trade Day.

C	2:00 p.m. on the Business Day before the Settlement Date.

D	10:00 a.m. on the Settlement Date.

E	12:00 p.m. on the Settlement Date.

F	12:30 a.m. on the Settlement Date.

G-H	2:00 p.m. on the Settlement Date.

I	4:45 p.m. on the Settlement Date.

J-L	5:00 p.m. on the Settlement Date.

M	Weekly or at the request of the Company.

NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the operating procedures in effect on the Settlement Date.

If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If the Trustee fails to enter deliver orders with respect to a Note pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively.

Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures “D” and “E”, for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for Rate Changes:

Each time a decision has been reached to change rates, the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation Amendment or Supplement:

Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the SEC.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:

The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT D
TERMS AGREEMENT

_________, 20__

General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT 06927
Attention: Senior Vice President - Corporate Treasury & Global Funding Operation

The undersigned agrees to purchase the following aggregate principal amount of GE Capital InterNotes:

$____________

The debt is not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program. The notes offered hereby are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Investing in these notes involves risks (See “Risk Factors” in our _______________ filed with the SEC on ____________).

The terms of such Notes shall be as follows:

[FOR FIXED-RATE NOTES:

CUSIP Number: __________
Interest Rate: _____%
Maturity Date: __________
Price to Public: __________
Agent’s Concession: ___%
Net Proceeds to Issuer: _________
Settlement Date, Time and Place: __________
Survivor’s Option: __________
Interest Payment Frequency: __________
Optional Redemption/Repayment, if any: __________
Initial Redemption/Repayment Date[s]: __________

Redemption/Repayment Price: Initially ___% of Principal Amount and declining by ___% of the Principal Amount on each anniversary of the Initial Redemption/ Repayment Date until the Redemption/Repayment Price is 100% of the Principal Amount.]

[FOR FLOATING-RATE NOTES:

CUSIP Number: __________
Maturity Date: __________
Price to Public: __________
Agent’s Concession: ___%

D-1

Net Proceeds to Issuer: _________
Settlement Date, Time and Place: __________
Survivor’s Option: __________
Interest Payment Frequency: __________
Interest Payment Dates: __________
Interest Rate Basis: __________
Initial Interest Rate: _____%
Index Maturity: __________
Spread to Interest Rate Basis: __________
Interest Reset Dates: __________
Minimum Interest Amount: __________
Day Count Basis: __________
Optional Redemption/Repayment, if any: __________
Initial Redemption/Repayment Date[s]: __________

Redemption/Repayment Price: Initially ___% of Principal Amount and declining by ___% of the Principal Amount on each anniversary of the Initial Redemption/ Repayment Date until the Redemption/Repayment Price is 100% of the Principal Amount.

Calculation Agent: __________]

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

INCAPITAL LLC

By:

Title:

ACCEPTED

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Title:

D-2

EXHIBIT E

GENERAL ELECTRIC CAPITAL CORPORATION

Executive Officer’s Certificate

          I, _____________, ______________ of General Electric Capital Corporation, a Delaware corporation, (the “Company”), DO HEREBY CERTIFY on behalf of the Company pursuant to Section 5(b) of the Selling Agent Agreement dated as of January 23, 2009 (the “Selling Agent Agreement”), among the Company and the Agents named therein, [and the related Terms Agreement dated as of __________ between the Company and [Names of Agents]] relating to the GE Capital InterNotes that:

The representations and warranties of the Company contained in Section 1(a) of the Selling Agent Agreement are true and correct on and as of the date hereof, as if made on and as of such date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Selling Agent Agreement at or prior to the date hereof; and

No stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of my knowledge, no proceedings for such purpose are pending before or threatened by the Securities and Exchange Commission; and

There has been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the Pricing Disclosure Material.

          Capitalized terms used in this certificate have the meanings ascribed to them in the Distribution Agreement.

          IN WITNESS WHEREOF, I have signed this certificate as of this ___ day of ___, 20__.

GENERAL ELECTRIC CAPITAL CORPORATION

[Name]
[Title]

E-1

EXHIBIT F
Master Selected Dealer Agreement

___________________ __, 2009

Dear [DEALER NAME]:

          In connection with public offerings of securities after the date hereof for which we are acting as lead agent, as lead or co-manager of an underwriting syndicate or in connection with unregistered (pursuant to Rule 144A or otherwise exempt) offerings of securities for which we are acting as lead agent or lead or co-manager or otherwise involved in the distribution of securities by means of an offering of securities for sale to selected dealers, you may be offered the right as a selected dealer to purchase as principal a portion of such securities.

          This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

          1. Applicability of this Agreement. The terms and conditions of this letter agreement (this “Agreement”) shall be applicable to any offering of securities (“Securities”), whether a public offering effected pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an offering exempt from registration thereunder (other than an offering of Securities effected wholly outside the United States of America), in respect of which Incapital LLC (“Incapital”), clearing through RBC Dain Correspondent Services (the “Account”) (acting for its own Account or for the account of any underwriting or agent or similar group or syndicate), is responsible for managing or otherwise implementing the sale (whether by acting as lead agent or manager or by facilitating the re-offer of Securities or otherwise) of the Securities to selected dealers (“Selected Dealers”) and has expressly informed you that these terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an “Offering.” In the case of any Offering where we are acting for the account of any underwriting or agent or similar group or syndicate (whether purchasing as principal for resale or soliciting as agent purchases of Securities directly from the issuer) (“Underwriters”), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives. The use of the defined term Underwriter herein shall be understood to include acting as agent.

          2. Conditions of Offering; Acceptance and Purchases. Any Offering: (i) will be subject to delivery of the Securities and their acceptance by us and any other Underwriters; (ii) may be subject to the approval of all legal matters by counsel and the satisfaction of other closing conditions, and (iii) may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by electronic mail, facsimile or other form of Written Communication (as defined below) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c) hereof) of any Offering in which you are invited to participate. “Written Communication” may include, in the case of any Offering described in Section 3(a) hereof,

Additional Information (as defined below) and, in the case of any Offering described in Section or 3(b) hereof, an offering circular). You agree that if we make electronic delivery of a prospectus or an offering circular or any supplement thereto, we have satisfied our obligation, if any, pursuant to Section 3 hereof to deliver to you a prospectus or an offering circular or any supplement thereto. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to Incapital LLC, 200 South Wacker Drive, Suite 3700, Chicago, Illinois 60606 (Fax: (312) 379-3701). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day’s prior notice to you, by electronic transfer in an amount equal to the Public Offering Price (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in Federal funds to the order of RBC Dain Correspondent Services clearing for the account of Incapital LLC, against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.

          3. Offering Materials and Arrangements.

                    Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act (“Registered Offering”), the following terms shall have the following meanings. The term “Preliminary Prospectus” means any preliminary prospectus relating to the Offering or any preliminary prospectus supplement together with a prospectus relating to the Offering. The term “Prospectus” means the prospectus, together with the final prospectus supplement, if any, relating to the Offering filed or to be filed under Rule 424 of the Securities Act. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the term “Permitted Free Writing Prospectus” means (i) a free writing prospectus authorized for use by us and the issuer in connection with the Offering of the Securities that has been or will be filed with the Commission (as defined) in accordance with Rule 433(d) of the Securities Act or (ii) a free writing prospectus containing solely a description of terms of the Securities that (a) does not reflect the final terms, (b) is exempt from the filing requirement pursuant to Rule 433(d)(5)(i) and (c) is furnished to you for use by Incapital LLC. “Additional Information” means the Preliminary Prospectus together with each Permitted Free Writing Prospectus, if any, delivered to you relating to the Offering of Securities. In connection with any Registered Offering, we will provide to you electronically copies of the Additional Information and of the Prospectus (other than, in each case, information incorporated by reference therein) for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission) thereunder and will make available to you such number of copies of the Prospectus as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities.

          You agree that you will not use, authorize use of, refer to, or participate in the planning for use of any written communication (as such term is defined in Rule 405 under the Securities Act) concerning the Offering, any issuer of the Securities (including, without limitation, any free writing prospectus and any information furnished by us and any issuer of Securities but not incorporated by reference into the Preliminary Prospectus or Prospectus), other than (a) any Preliminary Prospectus or Prospectus or (b) any Permitted Free Writing Prospectus.

          You represent and warrant that you are familiar with the rules relating to the distribution of a Preliminary Prospectus and agree that you will comply therewith. You represent and warrant that you are familiar with Rule 173 under the Securities Act relating to electronic delivery. You agree to make a record of your distribution of each Preliminary Prospectus and, when furnished with copies of any revised Preliminary Prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a Preliminary Prospectus.

          You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the Preliminary Prospectus or final Prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

                    Offerings Pursuant to Offering Circular. In the case of any Offering of Securities other than a Registered Offering, which is made pursuant to an offering circular or other disclosure document comparable to a prospectus in a Registered Offering, we will provide to you electronically copies of each preliminary offering circular, if any, any offering circular supplement and of the final offering circular relating thereto and will make available to you such number of copies of the final offering circular as you may reasonably request as soon as practicable after sufficient copies are made available to us by the issuer of the Securities. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering materials by brokers or dealers.

          You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the preliminary or final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities. You agree that you have not relied, and will not rely, upon advice from us regarding the suitability of any Securities as an investment for you or your clients. You acknowledge and agree that it is your sole responsibility to ensure that, prior to any distribution, the Securities are suitable for your clients, it is lawful for your clients to purchase the Securities and the clients are capable of evaluating and have evaluated the risks and merits of an investment in the Securities. You agree not to market the Securities in any manner which is inconsistent with or not on the basis of the materials furnished to you for use in the distribution and you agree not to use marketing materials other than those that have been approved for use.

                    Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the “Public Offering Price”, the “Concession” and the “Reallowance.” With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If so notified by us, you may sell Securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the “Concession.” If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who are either (i) members in good standing of the Financial Industry Association (“FINRA”) who agree to abide by the applicable rules of FINRA (and its predecessor, the National Association of Securities Dealers, Inc. (“NASD”), as applicable) (see Section 4(a) below) or (ii) foreign banks, dealers or institutions not eligible for membership in FINRA who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 4(a) hereof.

                    Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2 plus transfer taxes and broker’s commissions or dealer’s mark-up, if any, paid in connection with such purchase or contract to purchase.

          4. Representations, Warranties and Agreements.

                    FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business and either a member in good standing of the FINRA or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the FINRA’s interpretation with respect to free riding and withholding. You agree to notify us immediately if any of the following happens: you cease to be authorized or licensed by any authority in any relevant jurisdiction to offer Securities; you change your legal status (for example, from a corporation to a partnership or limited liability company); or you become aware that you may be in violation of any regulations applicable to the distribution of the Securities. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the FINRA’s interpretation with respect to review of corporate financing as such requirements relate to such Offering.

          You agree that, in connection with any purchase or sale of the Securities wherein a Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD and (2) if you are a non-FINRA member broker or dealer in a foreign country, you will also comply (a), as though you were a FINRA member, with the provisions of Rules 2730, 2740, 2750, and 2790 thereof and (b) with Rule 2420 thereof as that section applies to a non-FINRA member broker or dealer in a foreign country.

          You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

          You further represent and warrant to us at all times that you have obtained all required licenses and authorizations to legally carry out the activities contemplated by this Agreement in each jurisdiction where you are carrying out such activities.

                    Relationship Among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. Unless otherwise specified in a separate agreement between you and us, this agreement does not authorize you to act as agent for: (i) us; (ii) any Underwriter; (iii) the issuer; or (iv) other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

                    Role of Incapital; Legal Responsibility. Incapital is acting as representative of each of the Underwriters in all matters connected with the Offering of the Securities and with the Underwriters’ purchases (or solicitation for purchase) of the Securities. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint. Incapital, as such, shall have full authority to take such action as it deems advisable in all matters pertaining to the Offering of the Securities or arising under this Agreement. Incapital will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by it hereunder, and no obligations on the part of Incapital will be implied hereby or inferred herefrom.

                    Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction. You agree to: (a) only engage in a distribution in accordance with the terms of any restrictions in the final Prospectus or offering circular, as applicable; (b) not conduct any distribution which would constitute, in any jurisdiction, a public offer as defined by the law of the relevant jurisdiction, unless you have requested of us and we have confirmed to you that the Securities are approved for public offer in such jurisdiction; and (c) observe the dates of any subscription period.

                    U. S. Patriot Act/Office of Foreign Asset Control (OFAC). You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they comply and will comply with all applicable rules and regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and all applicable requirements of the U.S. Bank Secrecy Act and the USA PATRIOT Act and the rules and regulations promulgated thereunder. You agree to only market, offer or sell Securities in jurisdictions agreed by us and excluding those jurisdictions on the Country Sanctions Programs of the OFAC.

                    Cease and Desist Proceedings. You represent and warrant that you are not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Offering.

                    Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the Issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable rules and regulations of any regulatory organization having jurisdiction over your activities. You represent and warrant, on behalf of yourself and any subsidiary, affiliate, or agent to be used by you in the context of this Agreement, that you and they have not relied upon advice from us, any Issuer of the Securities, the Underwriters or other sellers of the Securities or any of our or their respective affiliates regarding the suitability of the Securities for any investor.

                    Electronic Media. You agree that you are familiar with the Commission’s guidance on the use of electronic media to deliver documents under the federal securities laws and all guidance published by FINRA or its predecessor concerning delivery of documents by broker-dealers through electronic media. You agree that you with comply therewith in connection with a Registered Offering.

                    Structured Products. You agree that you are familiar with NASD Notice to Members 5-59 concerning the obligations of member firms when selling structured products and, to the extent that it is applicable to you, you agree to comply with the requirements therein.

                    New Products. You agree to comply with NASD Notice to Members 5-26 recommending best practices for reviewing new products.

          5. Indemnification. You hereby agree to indemnify and hold us harmless and to indemnify and hold harmless the Issuers, any Underwriter and any of our affiliates from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by your failure or the failure of any other subsidiary, affiliate or agent of yours or the failure of any Selling Agent of yours to offer or sell the Securities in compliance with any applicable law or regulation, to comply with the provisions hereof including, but not limited to, any actual or alleged breach or violation of any representations and warranties contained herein or to obtain any consent, approval or permission required in connection with the distribution of the Securities.

          6. Termination, Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to “this Agreement” herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

          7. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.

          8. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Illinois.

          9. Headings and References. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

          10. Supersedes Prior Agreement. This Agreement, as amended and supplemented from time to time, supersedes and replaces in its entirety any other selected dealers agreement and any other agreement between us governing similar transactions in which you are acting as a selected dealer, for all Offerings conducted from and after the date hereof.

          Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 6 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 4 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.

Very truly yours,

By:

Laura Elliott

Managing Director - Syndicate

CONFIRMED: ____________________, 20 _____

[DEALER NAME]

By:

Name:

(Print name)

Title: